Exhibit 99.1
Samsara Reports Third Quarter Fiscal Year 2025 Financial Results
•Q3 revenue of $322.0 million, representing 36% year-over-year growth
•Ending ARR of $1.349 billion, representing 35% year-over-year growth
•2,303 customers with ARR over $100,000, up 38% year-over-year
SAN FRANCISCO, December 5, 2024 — Samsara Inc. (NYSE: IOT), the pioneer of the Connected Operations® Cloud, reported financial results for the third quarter ended November 2, 2024, and released a shareholder letter accessible from the Samsara investor relations website at investors.samsara.com.
“We achieved another strong quarter of durable and efficient growth at a greater scale,” said Sanjit Biswas, CEO and co-founder of Samsara. “We ended Q3 at $1.35 billion in ARR, growing 35% year-over-year, and achieved a quarterly record of 10% adjusted free cash flow margin. As we continue to grow, we are excited about the innovation we are unlocking with more scale. We now collect over 10 trillion data points annually in the Samsara platform and use this data asset to bring AI to physical operations. We believe AI will play a powerful role in transforming the safety, efficiency, and sustainability of our customers’ operations.”
Third Quarter Fiscal Year 2025 Financial Highlights
(In millions, except percentage, percentage points, and per share data)

	Q3 FY2025	Q3 FY2024	Y/Y Change
Annual Recurring Revenue (ARR)	$1,348.9	$1,002.7	35%
Total revenue	$322.0	$237.5	36%
GAAP gross profit	$246.0	$175.9	$70.0
GAAP gross margin	76%	74%	2	pts
Non-GAAP gross profit	$249.8	$179.0	$70.8
Non-GAAP gross margin	78%	75%	2	pts
GAAP operating loss	$(47.4)	$(54.8)	$7.4
GAAP operating margin	(15%)	(23%)	8	pts
Non-GAAP operating income	$33.9	$12.7	$21.2
Non-GAAP operating margin	11%	5%	5	pts
GAAP net loss per share, basic and diluted	$(0.07)	$(0.08)	$0.01
Non-GAAP net income per share, basic	$0.08	$0.04	$0.04
Non-GAAP net income per share, diluted	$0.07	$0.04	$0.03
Net cash provided by operating activities	$36.0	$11.9	$24.1
Net cash provided by operating activities margin	11%	5%	6	pts
Adjusted free cash flow	$31.2	$8.5	$22.7
Adjusted free cash flow margin	10%	4%	6	pts
__________
Note: Numbers are rounded for presentation purposes.
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles (“GAAP”). See the section titled “Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures and the tables in the section titled “Reconciliation Between GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP financial measures.

Financial Outlook
Our guidance includes GAAP and non-GAAP financial measures. For the fourth quarter and fiscal year 2025, Samsara expects the following:

	Q4 FY2025 Outlook	FY 2025 Outlook
Total revenue	$334 million – $336 million	$1.237 billion – $1.239 billion
Year/Year revenue growth	21% – 22%	32%
Year/Year adjusted revenue growth (1)	30% – 31%	35%
Non-GAAP operating margin	9%	7%
Non-GAAP net income per share, diluted	$0.07 – $0.08	$0.22 – $0.23
__________
(1)Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.
A reconciliation of non-GAAP guidance financial measures to corresponding GAAP guidance financial measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty and potential variability of expenses, such as stock-based compensation expense-related charges, that may be incurred in the future and cannot be reasonably determined or predicted at this time. It is important to note that these factors could be material to our results of operations computed in accordance with GAAP.
About Samsara
Samsara is the pioneer of the Connected Operations® Cloud, which is a system of record that enables businesses that depend on physical operations to harness Internet of Things (IoT) data to develop actionable insights and improve their operations. With tens of thousands of customers across North America and Europe, Samsara is a proud technology partner to the people who keep our global economy running, including the world’s leading organizations across industries in transportation, construction, wholesale and retail trade, field services, logistics, utilities and energy, government, healthcare and education, manufacturing, food and beverage, and others. The company’s mission is to increase the safety, efficiency, and sustainability of the operations that power the global economy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, the calculation of certain of our key financial and operating metrics, our market opportunity, industry developments and trends, customer demand for our solution, macroeconomic conditions and any expected benefits of our products, including cost savings and return on investment, our technological capability, including AI, and our competitive position, as well as assumptions relating to the foregoing.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and could cause actual results and events to differ. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “may,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable expressions that concern our expectations, strategies, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made, including information furnished to us by third parties that we have not independently verified, and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

These risks and uncertainties include our ability to retain customers and expand the Applications used by our customers, our ability to attract new customers, our future financial performance, including trends in revenue and annual recurring revenue, net retention rate, costs of revenue, gross profit or gross margin, operating expenses, customer counts, non-GAAP financial measures (such as adjusted revenue, adjusted revenue growth rate, non-GAAP gross margin, non-GAAP operating margin, free cash flow margin, and adjusted free cash flow margin), our ability to achieve or maintain profitability, the demand for our products or for solutions for connected operations in general, the impact of the Russia-Ukraine conflict, geopolitical tensions involving China, the conflict in the Middle East, the emergence of public health crises, the results of the recent presidential and congressional elections in the United States, and macroeconomic conditions globally on our and our customers’, partners’ and suppliers’ operations and future financial performance, possible harm caused by silicon component shortages and other supply chain constraints, the length of our sales cycles, possible harm caused by a security breach or other incident affecting our or our customers’ assets or data, our ability to compete successfully in competitive markets, our ability to respond to rapid technological changes, and our ability to continue to innovate and develop new Applications. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings and reports that we may file from time to time with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Measures
This document includes certain non-GAAP financial measures. Reconciliations of non-GAAP financial measures to our financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow and adjusted free cash flow do not reflect our future contractual commitments or the total increase or decrease of our cash balance for a given period. These and other limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business.
We present these non-GAAP financial measures to assist investors in seeing Samsara’s operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to evaluate our business.
Expenses Excluded from Non-GAAP Performance Financial Measures—Stock-based compensation expense-related charges include the amortization of deferred stock-based compensation expense for capitalized software and employer taxes on employee equity transactions. Stock-based compensation expense-related charges are excluded because they are primarily a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer taxes on employee equity transactions, which are a cash expense, are excluded because such taxes are directly tied to the timing and size of employee equity transactions and the future fair market value of our common stock, which may vary from period to period independent of the operating performance of our business.
Lease modification, impairment, and related charges, and legal settlements are excluded because management believes that such charges are not reflective of our ongoing operational performance.
Operating Metrics and Non-GAAP Financial Measures
Annual Recurring Revenue—We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date.
Adjusted Revenue and Adjusted Revenue Growth Rate—Q4 FY24 was a 14-week fiscal quarter instead of a typical 13-week fiscal quarter. To enable comparability across periods, adjusted revenue and adjusted revenue growth rate are calculated by multiplying Q4 FY24 revenue by 13/14 to remove the impact of an additional week of revenue recognition in Q4 FY24.

Non-GAAP Gross Profit and Non-GAAP Gross Margin—We define non-GAAP gross profit as gross profit excluding the effect of stock-based compensation expense-related charges included in cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of total revenue. We use non-GAAP gross profit and non-GAAP gross margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin—We define non-GAAP income (loss) from operations, or non-GAAP operating income (loss), as income (loss) from operations excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Non-GAAP operating margin is defined as non-GAAP operating income (loss) as a percentage of total revenue. We use non-GAAP income (loss) from operations and non-GAAP operating margin in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP income (loss) from operations and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share—We define non-GAAP net income (loss) as net income (loss) excluding the effect of stock-based compensation expense-related charges, lease modification, impairment, and related charges, and legal settlements. Our non-GAAP net income (loss) per share–basic is calculated by dividing non-GAAP net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share–diluted is calculated by giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and shares issued under our 2021 Employee Stock Purchase Plan) to the extent they are dilutive. Non-GAAP net loss per share–diluted is the same as non-GAAP net loss per share–basic as the inclusion of all potential dilutive common stock equivalents would be antidilutive. We use non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations.
Free Cash Flow and Free Cash Flow Margin—We define free cash flow as net cash provided by (used in) operating activities reduced by cash used for purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenue. We believe that free cash flow and free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives.
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin—We define adjusted free cash flow as free cash flow excluding the cash impact of non-recurring capital expenditures associated with the build-out of our corporate office facilities in San Francisco, California, net of tenant allowances, and legal settlements. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of total revenue. We believe that adjusted free cash flow and adjusted free cash flow margin, even if negative, are useful in evaluating liquidity and provide information to management and investors about our ability to fund future operating needs and strategic initiatives by excluding the impact of non-recurring events.
Webcast Information and Shareholder Letter
An investor presentation and accompanying shareholder letter is accessible from the Samsara investor relations website at https://investors.samsara.com/. Samsara will host a live webcast to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. The live webcast may be accessed at https://investors.samsara.com/. Following the webcast, a replay will be accessible from the same website.
Investor Contact:
Mike Chang
ir@samsara.com
Media Contact:
Adam Simons
media@samsara.com

SAMSARA INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	November 2, 2024	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$160,348	$135,536
Short-term investments	511,564	412,126
Accounts receivable, net	178,723	161,829
Inventories	39,366	22,238
Connected device costs, current	115,093	104,008
Prepaid expenses and other current assets	34,321	51,221
Total current assets	1,039,415	886,958
Restricted cash	20,241	19,202
Long-term investments	241,131	276,166
Property and equipment, net	56,418	54,969
Operating lease right-of-use assets	69,215	81,974
Connected device costs, non-current	234,825	230,782
Deferred commissions	196,013	177,562
Other assets, non-current	6,610	7,232
Total assets	$1,863,868	$1,734,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,522	$46,281
Accrued expenses and other current liabilities	63,028	61,437
Accrued compensation and benefits	36,013	37,068
Deferred revenue, current	505,557	426,369
Operating lease liabilities, current	18,000	20,661
Total current liabilities	654,120	591,816
Deferred revenue, non-current	134,165	139,117
Operating lease liabilities, non-current	67,954	78,830
Other liabilities, non-current	8,494	9,935
Total liabilities	864,733	819,698
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	11	9
Class B common stock	23	23
Class C common stock	—	—
Additional paid-in capital	2,597,904	2,368,597
Accumulated other comprehensive income	—	1,616
Accumulated deficit	(1,598,803)	(1,455,098)
Total stockholders’ equity	999,135	915,147
Total liabilities and stockholders’ equity	$1,863,868	$1,734,845

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Revenue	$321,981	$237,534	$902,909	$661,111
Cost of revenue	76,027	61,585	218,017	178,008
Gross profit	245,954	175,949	684,892	483,103
Operating expenses:
Research and development	76,990	60,820	226,439	185,155
Sales and marketing	150,065	116,780	448,995	353,643
General and administrative	62,660	48,354	177,410	139,888
Lease modification, impairment, and related charges	3,609	4,762	3,609	4,762
Total operating expenses	293,324	230,716	856,453	683,448
Loss from operations	(47,370)	(54,767)	(171,561)	(200,345)
Interest income and other income, net	10,057	9,378	29,767	28,493
Loss before provision for income taxes	(37,313)	(45,389)	(141,794)	(171,852)
Provision for income taxes	493	142	1,911	1,503
Net loss	$(37,806)	$(45,531)	$(143,705)	$(173,355)
Other comprehensive loss:
Foreign currency translation adjustments, net of tax	(361)	(820)	(1,771)	276
Unrealized gains (losses) on investments, net of tax	(1,244)	382	155	(1,063)
Other comprehensive loss	(1,605)	(438)	(1,616)	(787)
Comprehensive loss	$(39,411)	$(45,969)	$(145,321)	$(174,142)
Basic and diluted net loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.08)	$(0.26)	$(0.33)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	559,006,539	537,464,892	553,858,923	531,873,324

SAMSARA INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Operating activities
Net loss	$(37,806)	$(45,531)	$(143,705)	$(173,355)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,757	3,646	15,845	10,839
Stock-based compensation expense	72,592	59,791	208,852	172,395
Net accretion of discounts on investments	(3,884)	(4,104)	(12,173)	(12,727)
Lease modification, impairment, and related charges	3,609	4,762	3,609	4,762
Other non-cash adjustments	2,280	1,937	3,992	2,046
Changes in operating assets and liabilities:
Accounts receivable, net	(3,032)	(2,943)	(23,192)	3,824
Inventories	(1,775)	(5,336)	(20,181)	13,467
Prepaid expenses and other current assets	3,942	(17,691)	16,899	(17,448)
Connected device costs	(4,240)	(9,333)	(15,127)	(36,997)
Deferred commissions	(7,569)	(8,219)	(18,451)	(21,297)
Other assets, non-current	(112)	(104)	822	267
Accounts payable and other liabilities	(11,814)	5,043	(13,791)	(206)
Deferred revenue	17,000	26,684	74,236	77,155
Operating lease right-of-use assets and liabilities, net	65	3,287	165	7,338
Net cash provided by operating activities	36,013	11,889	77,800	30,063
Investing activities
Purchases of property and equipment	(4,776)	(3,355)	(14,830)	(8,858)
Purchases of investments	(196,029)	(167,012)	(526,086)	(541,401)
Proceeds from sales of investments	—	1,700	1,247	6,174
Proceeds from maturities and redemptions of investments	167,040	167,215	472,766	508,093
Other investing activities	(100)	—	(200)	(50)
Net cash used in investing activities	(33,865)	(1,452)	(67,103)	(36,042)
Financing activities
Payment of taxes related to net share settlement of equity awards	(7)	—	(7)	—
Proceeds from issuance of common stock in connection with equity compensation plans	36	265	16,959	13,435
Payment of principal on finance leases	(396)	(501)	(1,340)	(1,416)
Net cash provided by (used in) financing activities	(367)	(236)	15,612	12,019
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	105	(542)	(458)	(24)
Net increase in cash, cash equivalents, and restricted cash	1,886	9,659	25,851	6,016
Cash, cash equivalents, and restricted cash, beginning of period	178,703	220,123	154,738	223,766
Cash, cash equivalents, and restricted cash, end of period	$180,589	$229,782	$180,589	$229,782

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Gross profit and gross margin reconciliation
GAAP gross profit	$245,954	$175,949	$684,892	$483,103
Add:
Stock-based compensation expense-related charges (1)	3,879	3,100	11,584	9,307
Non-GAAP gross profit	$249,833	$179,049	$696,476	$492,410
GAAP gross margin	76%	74%	76%	73%
Non-GAAP gross margin	78%	75%	77%	74%

Operating income (loss) and operating margin reconciliation
GAAP loss from operations	$(47,370)	$(54,767)	$(171,561)	$(200,345)
Add:
Stock-based compensation expense-related charges (1)	77,677	62,712	225,579	183,355
Lease modification, impairment, and related charges	3,609	4,762	3,609	4,762
Non-GAAP income (loss) from operations	$33,916	$12,707	$57,627	$(12,228)
GAAP operating margin	(15%)	(23%)	(19%)	(30%)
Non-GAAP operating margin	11%	5%	6%	(2%)

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net income (loss) reconciliation
GAAP net loss	$(37,806)	$(45,531)	$(143,705)	$(173,355)
Add:
Stock-based compensation expense-related charges	77,677	62,712	225,579	183,355
Lease modification, impairment, and related charges	3,609	4,762	3,609	4,762
Non-GAAP net income (3)	$43,480	$21,943	$85,483	$14,762

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Net income (loss) per share, basic and diluted, reconciliation
GAAP net loss per share attributable to common stockholders, basic	$(0.07)	$(0.08)	$(0.26)	$(0.33)
Total impact on net loss per share, basic, from non-GAAP adjustments	0.15	0.12	0.41	0.36
Non-GAAP net income per share attributable to common stockholders, basic	$0.08	$0.04	$0.15	$0.03

GAAP net loss per share attributable to common stockholders, diluted	$(0.07)	$(0.08)	$(0.26)	$(0.33)
Total impact on net loss per share, diluted, from non-GAAP adjustments	0.14	0.12	0.41	0.36
Non-GAAP net income per share attributable to common stockholders, diluted (4)	$0.07	$0.04	$0.15	$0.03

Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	559,006,539	537,464,892	553,858,923	531,873,324
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, basic	559,006,539	537,464,892	553,858,923	531,873,324
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted (4)	580,923,231	566,082,414	576,681,883	559,620,309

SAMSARA INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Free cash flow, adjusted free cash flow, free cash flow margin, and adjusted free cash flow margin reconciliation
Net cash provided by operating activities	$36,013	$11,889	$77,800	$30,063
Purchases of property and equipment	(4,776)	(3,355)	(14,830)	(8,858)
Free cash flow	31,237	8,534	62,970	21,205
Purchases of property and equipment for build-out of corporate office facilities, net of tenant allowances (5)	—	—	—	(10,179)
Adjusted free cash flow	$31,237	$8,534	$62,970	$11,026
Net cash provided by operating activities margin	11%	5%	9%	5%
Free cash flow margin	10%	4%	7%	3%
Adjusted free cash flow margin	10%	4%	7%	2%
__________
(1)Stock-based compensation expense-related charges were included in the following line items of our condensed consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended		Nine Months Ended
	November 2, 2024	October 28, 2023	November 2, 2024	October 28, 2023
Cost of revenue	$3,879	$3,100	$11,584	$9,307
Research and development	28,574	22,594	82,076	68,716
Sales and marketing	23,441	20,219	66,843	55,310
General and administrative	21,783	16,799	65,076	50,022
Total stock-based compensation expense-related charges (2)	$77,677	$62,712	$225,579	$183,355
(2)Stock-based compensation expense-related charges included approximately $4.5 million and $15.2 million of employer taxes on employee equity transactions for the three and nine months ended November 2, 2024, respectively, and approximately $2.9 million and $11.0 million of employer taxes on employee equity transactions for the three and nine months ended October 28, 2023, respectively.
(3)There were no material income tax effects on our non-GAAP adjustments for all periods presented.
(4)For each period in which we had non-GAAP net income, diluted non-GAAP net income per share is calculated using weighted-average number of shares of common stock outstanding during the period, adjusted for dilutive potential shares that were assumed outstanding during the period.
(5)In April 2023, we settled a lease dispute which was primarily related to lease incentives associated with leasehold improvements in the form of a tenant allowance and received $11.3 million.